Exhibit 32.1

                                 BIOCORAL, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Biocoral, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nasser Nassiri, the President, CEO, Chairman of the Board of the Company and the Principal Accounting Officer, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                          /s/ Nasser Nassiri
                                          --------------------------------------
                                          Nasser Nassiri
                                          President, CEO, Chairman of the Board
                                          and Principal Accounting Officer


Date: May 12, 2008.